Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

China Medical Technologies, Inc.:

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-152937) and Form S-8 (No. 333-138954) of China Medical Technologies, Inc. of our report dated September 8, 2010 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers Zhong Tian CPAs Limited Company

Beijing, People’s Republic of China

September 8, 2010